EXHIBIT 10.2



December 11, 1996

Toby Simon, M.D.
6210 East Oak
Scottsdale, AZ 85257

Dear Toby:

I am pleased on behalf of Serologicals, Inc. (the "Corporation"), to offer you ("you" or the "Executive") employment with Serologicals, Inc. (the "Employment") on the terms set forth herein (the "Offer").

1.  Position, Duties and Responsibilities.

     a. You shall serve as the Vice President, Medical and Scientific Affairs, responsible for the duties outlined in the attached Job
Description.

     b. You will devote all your business time and attention to the business and affairs of the Corporation consistent with your position with the Corporation. Nothing herein, however, shall preclude you from engaging in charitable and community affairs, or giving attention to your investments provided that such activities do not interfere with the performance of your duties and responsibilities enumerated herein.

     c. Except as otherwise specifically stated herein, you shall be subject to all of the requirements and provisions described in the Corporation's employee handbook, as it may be amended from time to time.

     d. Your Employment shall commence hereunder effective on or about March 1 - May 1, 1997 (the "Effective Date") and continue for successive one
(1) year periods following the completion of your probationary period (first 90 days of employment) (such 90 day period being hereinafter referred to as, the "Probationary Period"), unless otherwise terminated pursuant to the provisions hereof.

2.  Compensation and Related Matters.

     a. Base Salary. You shall be paid a base salary (the "Base Salary") equal to $145,000 per year. The Base Salary shall be payable to you in the manner and on the date(s) on which the Corporation pays its other executives, but in no event less frequently than monthly.

     b. Incentive Compensation. You shall be eligible to participate in such bonus and incentive compensation plans of the Corporation in which other officers of the Corporation are generally eligible to participate, as the Board or a Committee thereof shall determine from time to time in its sole discretion, subject to and in accordance with the terms and provisions of such plans.

     c. Stock Options. You are hereby granted 40,000 Options (Board, Compensation Committee and/or Stockholder approval required) of the Corporation's $.01 par value common stock at an initial exercise price equal to the fair market value of Corporation stock on the date of commencing employment. The Options shall have a term of ten (10) years and, so long as you are then employed by the Corporation, the right to exercise the Options shall vest and be fully exercisable at the rate of 10,000 per year commencing on the first anniversary of the Effective Date. Such options shall be issued pursuant to a stock option agreement entered into by you and the Corporation and shall be subject to all the other terms and conditions contained in the Plan, the provisions of which shall be determined in the sole discretion of the Board of Directors or a committee thereof. In the event of termination of your Employment prior to the vesting in full of your Options, the Options will continue to vest until the end of your severance period, if any.

     d. Employee Benefit Programs. You shall be eligible, subject to the satisfactory completion of a physical examination, to receive fringe benefits now provided or may hereinafter be provided by the Corporation to its executives.

All newly hired employees remain in a probationary status for the first ninety (90) days of employment. Upon successful completion of the Probationary Period, you will become eligible for participation in the Corporation benefits set forth below. In addition, the Corporation agrees to reimburse you for your COBRA expenses for existing medical/dental benefits during the Probationary Period.

     -- Comprehensive medical/dental insurance, including Prescription Card Service

     --  Corporation paid life insurance (two times your annual salary)

     --  Serologicals Corporation's Employees' Retirement Plan - 401(k)

     --  Short-term Disability Insurance

     --  Long-term Disability Insurance

     --  Flexible Spending Account (Medical and Dependent Care)

     --  Employee Stock Purchase Plan

     e. Reimbursement of Expenses. It is contemplated that in connection with your Employment hereunder, you may be required to incur business, entertainment and travel expenses. The Corporation agrees to promptly reimburse you in full for all reasonable out-of-pocket business, entertainment and other related expenses (including all expenses of travel and living expenses while away from home on business or at the request of, and in service of, the Corporation) incurred or expended by you incident to the performance of your duties hereunder; provided, that you properly account for such expenses in accordance with the policies and procedures established by the Board and applicable to the executives of the Corporation.

     f. Paid Time Off. You shall be entitled, in each calendar year of your Employment, to the number of paid vacation days determined by the Corporation from time to time to be appropriate for its executives, but in no event less than four (4) weeks in any such year during your Employment (pro-rated, as necessary, for partial calendar years during your Employment ). You may take your allotted vacation days at such times as are mutually convenient for the Corporation and you, consistent with the Corporation's vacation policy in effect with respect to its executives. Additionally, you shall also be entitled to sixteen (16) hours of personal time off and eighty
(80) hours of sick leave per calendar year (pro-rated, as necessary, for partial calendar years during your Employment ). You shall also be entitled to all paid holidays given by the Corporation to its executives.

     g. Relocation. Serologicals, Inc. agrees to reimburse you for the following relocation expenses:

     -- Reimbursement on costs associated with the sale and purchase of residence within eighteen (18) months of the Effective Date, including without limitation realtor's fees, not more than one mortgage loan financing point, appraisals, and other standard closing costs (including reasonable attorney's fees in connection with such closings.) There will be no reimbursement for loss of any equity on the sale of the Executive's current residence.

      -- Reimbursement of temporary housing expense (not to exceed six months), not to exceed $2,200/month.

      -- Full reimbursement of reasonable moving expenses, including the actual costs of packing, shipping, unpacking, and placing household goods and personal effects from one residence. Full value insurance protection.

      --  Temporary storage of household goods (not to exceed 90 days).

      -- One-time relocation payment equal to two (2) weeks pay to help cover the cost of incidental moving expenses.

      -- Two (2) one (1) week trips for employee and spouse travel to Atlanta for the purpose of house hunting (airfare, hotel, rental car included).

     -- One-time gross-up to cover tax liability for relocation payments made under this Section g. Payment is made at year end.

3. Termination by the Company. Notwithstanding the foregoing, the Corporation may terminate your employment at any time. In the event of termination resulting from the elimination of your position, you shall be entitled to continue to receive your Base Salary for a nine (9) month period from effective date of termination. Under no other termination circumstances will you be eligible for any form of salary continuation.

4. Nondisclosure. You acknowledge and agree that, during your employment by the Corporation hereunder, you will come to have knowledge and information with respect to trade secrets or confidential or secret plans, projects, materials, business methods, operations, techniques, customers, employees, financial conditions, policies and accounts of the Corporation with respect to the business of the Corporation, including, but not limited to, the identity of donors and donor lists of the Corporation, its successors or assigns or any of its affiliates ("Confidential Information"). You agree that you will not at any time divulge, furnish or make accessible to anyone (other than in the regular course of your performance of services for the benefit of the Corporation, its successors or assigns) any Confidential Information of the Corporation. Notwithstanding the foregoing, Confidential Information shall not include any information which (i) is known generally to the public (other than as a result of unauthorized disclosure by you), (ii) was available to you on a nonconfidential basis prior to its disclosure to you by the Corporation or (iii) is required to be disclosed pursuant to the valid order of a governmental agency or a judicial court of competent jurisdiction, in which case you shall give prompt written notice to the Corporation of such requirement so that the Corporation may take such action as it deems appropriate.

5. Non-Compete and Non-Solicitation. As a material inducement to the Corporation to enter into this letter, you agree that at all times during your Employment and for a period of twelve (12) months after the termination of your Employment, you will not, in any way, directly or indirectly, solicit, divert, or take away or attempt to solicit, divert, or take away customers, the business, or any of the donors of the Corporation that dealt with the Corporation in any capacity through its donor center operations during your Employment.

You agree that during your Employment and for a period of twelve (12) months after the termination for any reason of your Employment, you will not in a geographic area in which the Corporation was conducting business during the term of your Employment or at the date of termination thereof, directly, or indirectly through any means, including a business entity in which you have an ownership interest, request or induce any other employee of the Corporation or its affiliates or any donor to the Corporation or its affiliates to terminate their relationship with the Corporation or its affiliates and enter into an employment or consulting relationship with another business entity engaged in a business similar to the Corporation's.

6.  Miscellaneous.

     a. Governing Law. This letter is to be governed by and interpreted in accordance with the laws of the State of Georgia applicable to agreements made and to be performed within that State except as provided herein.

     b. No Attorney Provided. The Corporation advises you that it is not providing legal advice in connection with your acceptance and execution hereof and that, if you so elect, you should consult with an attorney prior to such execution.

     c. Affiliate. References to the "Corporation" hereunder shall include "affiliates" thereof, as such term is defined in Rule 405 under the Securities Act of 1933, as amended. The Corporation shall have the right to designate as your employer hereunder Serologicals, Inc., Seramed, Inc., any affiliate of which the Executive shall have significant operating or managerial responsibility or any other affiliate to which the Executive agrees; provided that in the event of such designation, the Corporation shall remain responsible for its obligations hereunder in the event that any such designee fails to perform such obligation.

     d. Severability. If any provision of this letter shall be determined to be invalid, illegal or unenforceable in whole or in part, all other provisions hereof shall remain in full force and effect to the fullest extent permitted by law.

     Please indicate your acceptance of this Offer by signing in the space provided below.

                              Very truly yours,

                              SEROLOGICALS CORPORATION

                              By: /s/Harold J. Tenoso, Ph.D.//
                                  --------------------------
                                   Harold J. Tenoso, Ph.D.
                              Title:    President/CEO

ACKNOWLEDGED AND AGREED
this 23rd day of December, 1996.

/s/Toby Simon, M.D.//
--------------------
Toby Simon, M.D.

                                 JOB DESCRIPTION
                                     EXEMPT

                                                  DATE:  December 11, 1996


JOB TITLE:          VICE PRESIDENT, MEDICAL AND SCIENTIFIC AFFAIRS

DIVISION:           SEROLOGICALS CORPORATION

DEPARTMENT:         HEALTHCARE SERVICES

INCUMBENT:          TOBY SIMON, M.D.

POSITION PURPOSE:
Manage Serologicals Corporation's medical-related affairs, including serving as the Corporation's Medical Director, providing senior consultation to the Healthcare Services Division, and providing technical guidance for research and development initiatives through effective strategic planning, communication, policy formation, delegation, and control.

MAJOR DUTIES:

1. Assist President/CEO in developing and organizing the Corporation's Healthcare Services Division in conjunction with remainder of Corporation's business divisions.

2. Acting as the Corporation's Medical Director, oversee and evaluate the Corporation's medical affairs operations to ensure compliance with state and federal regulations and standard operating procedures.

3. Provide technical guidance for Corporation's research and development initiatives.

4. As required, provide management services to other departments and divisions.


                  POSITION:  VICE PRESIDENT, MEDICAL AND SCIENTIFIC AFFAIRS

ORGANIZATIONAL RELATIONSHIP:

                                   President/CEO
                  Executive Asst--------|---------Director, Corp Comm/
                                        |          Investor Relations
----------------------------------------------------------------------------
|          |          |         |          |          |         |         |
VP,       VP,        VP,       VP,        VP,        VP,       VP,       VP,
Finance    Reg.    Ther.   Operations  Clinical  Sales &  Medical    General
and Admin- Affairs Services            Diag.    Marketing   and      Manager
istration                              Products          Scientific  Bioscot
                                                          Affairs      Ltd.

EDUCATION/EXPERIENCE:
1.  Licensed Medical Physician.
2. Comprehensive working knowledge of healthcare services industry, general knowledge of medical technology related to disease-state diagnosis and treatment.
3. Effective communications skills in dealing with peers, direct reports, customers, regulatory officials, and medical professionals.
4. Demonstrated proficiency in identifying problems, implementing solutions and motivating others to achieve established strategic goals. Strong customer service orientation and interpersonal understanding.

PHYSICAL REQUIREMENTS:
1.  Ability to travel via automobile and/or airplane.
2.  Ability to articulate clearly and conduct oral presentations.
3.  Occupational exposure to bloodborne pathogens.

I acknowledge by my signature below, that the duties listed on this job description represent those tasks falling within my immediate responsibility. I must inform my immediate supervisor and/or the Director, Human Resources, should I have a significant change in duties or responsibilities after signing this job description.

/s/Toby Simon, M.D.//                             12/23/96
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Signature of Employee                            Date

/s/Harold J. Tenoso, Ph.D.//                      12/23/96
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Signature of Supervisor/Manager                  Date

/s/Regina Bryant//                                12/23/96
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Signature of Director, Human Resources           Date